Exhibit 10.12

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), effective as of May 3, 2024 (“Effective Date”), is entered into by and between Elevai Labs Inc., a Delaware corporation (“Company”), and Santorio Biomedical, LLC, a Delaware limited liability company (“Consultant”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Consulting Relationship. During the term of this Agreement, Consultant will perform for Company the consulting services as described on Exhibit A (the “Services”). Consultant shall perform the Services in a diligent and professional matter, and in compliance with all applicable laws and regulations. Without limiting the foregoing, Company acknowledges that the relationship with Consultant is not exclusive, and that Consultant may perform services for other parties that are the same or similar to the Services provided for Company hereunder, provided that Consultant at all times abides by the Confidentiality Agreement (as defined below) and the terms and provisions of this Agreement intended to survive the expiration or termination thereof.

2. Fees. As consideration for the Services performed by Consultant and other obligations, Company shall pay Consultant the amounts specified in Exhibit B at the times specified therein.

3. Expenses. Consultant will be responsible for all expenses incurred while performing the Services unless Consultant receives the prior written approval of the Company to reimburse a particular expense. Without limiting the right of Company to deny approval, as a condition to receipt of reimbursement, Consultant shall be required to submit to Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4. Term and Termination.

(a) Subject to section 4(b), this Agreement shall commence on the Effective Date and continue in force until May 3, 2025 (the “Expiration Date”), unless earlier terminated in accordance with this Section 4 or extended by mutual written agreement of both parties (as the case may be, the “Term”).

(b) Either party may terminate this Agreement prior to the Expiration Date for any or no reason, by providing at least thirty (30) days prior written notice to the other party.

(c) If (i) Company breaches any of its obligations pursuant to this Agreement or (ii) Consultant breaches any of its obligations pursuant to this Agreement including, but not limited to, Consultant’s obligations under the Confidential Information and Invention Assignment Agreement between Company and Consultant, the form of which is attached hereto as Exhibit C (the “Confidentiality Agreement”), then the non-breaching party may terminate this Agreement by providing written notice to the breaching party setting forth the basis for the termination. Termination for breach shall become effective upon the non-breaching party’s delivery of notice provided that the breaching party fails to cure within five (5) business days thereafter.

(d) If this Agreement is terminated for any or no reason, the Company shall nevertheless issue the Shares listed in Exhibit B as specified therein and use commercially reasonable efforts to register the Shares.

5. Independent Contractor. Consultant’s relationship with Company will be that of an independent contractor and not that of an employee or agent. Unless authorized by the Company in writing in advance, Consultant shall provide its own office space, equipment, and supplies necessary to perform the Services.

6. Provision of Services. Consultant is responsible for determining the method, details and means of performing the Services.

7. No Authority to Bind Company. Neither Consultant nor any of its personnel has the authority to enter into any contract that binds Company or creates any obligations on the part of Company.

8. No Benefits. Neither Consultant nor any of its personnel is eligible for any Company employee benefits. Further, to the extent Consultant or any of its personnel otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant on behalf of itself and its personnel hereby expressly declines to participate in such Company employee benefits.

9. Taxes. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self- employment, franchise tax, worker’s compensation insurance coverage requirements and U.S. immigration visa requirements.

10. Confidential Information and Invention Assignment Agreement. Consultant shall sign, or has signed, the Confidentiality Agreement, which shall be effective as of the Effective Date. Consultant shall ensure that each of its personnel performing the Services on behalf of Consultant shall have entered into confidentiality agreement with Consultant obligating such personnel to abide by the provisions of this Agreement.

11. Representations and Warranties

(a) Consultant represents and warrants that: (i) Neither Consultant nor any of its personnel is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement; (ii) Consultant’s performance of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. (iii) to Consultant’s knowledge, Consultant has all rights, licenses and permissions required for it to perform the Services and receive the compensation hereunder.

(b) Company represents and warrants that: (i) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action.

12. MUTUAL LIMITATION OF LIABILITY. IN NO EVENT WILL COMPANY OR CONSULTANT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY OR CONSULTANT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

13. Indemnification.

(a) By Company. The Company shall defend, indemnify, and hold harmless the Consultant and its affiliates and their officers, directors, employees, agents, successors, and assigns (“Consultant Indemnitees”), to the fullest extent permitted by law, from and against all losses, liabilities, deficiencies, actions (including derivative shareholder actions), judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from the Company’s use or reliance on Consultant’s Services or advice or information provided by Consultant, except to the extent of any bad faith or intentional or willful misconduct of any Consultant Indemnitees. In no event shall the aggregate liability of the Company connection with any and all claims arising out of this Agreement exceed the aggregate amount of cash compensation paid by the Company to Consultant pursuant to this Agreement.

(b) By Consultant. Consultant shall indemnify, defend and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors, and assigns (“Company Indemnitees”) from and against all losses, liabilities, deficiencies, actions (including derivative shareholder actions), judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from any bad faith or intentional or willful misconduct of any Consultant Indemnitee, or any breach of or failure to comply with this Agreement on the part of any Company Indemnitee. In no event shall the aggregate liability of Consultant in connection with any and all claims arising out of this Agreement, the Services or any deliverables provided by Consultant exceed the aggregate amount of cash compensation paid by the Company to Consultant pursuant to this Agreement.

14. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law provisions thereof. Any dispute or controversy arising under or in connection with this Agreement shalt be settled exclusively by arbitration in Orange County, California in accordance with the rules of the American Arbitration Association (“AAA”) then in effect. Arbitration will take place before a single experienced arbitrator licensed to practice law in California. Any judgment rendered by the arbitrator as above provided shall be final and binding on the parties hereto for all purposes and may be entered in any court having jurisdiction. In any arbitration pursuant to this Section 14(a), each party shall be responsible for the fees and expenses of its own attorney and witnesses, and the fees and expenses of the arbitrator shall be divided equally between Company and the Consultant. Consultant agrees that the cost provisions of this Section 14(a) are fair and not unconscionable.

(b) Entire Agreement; Other Agreements. This Agreement, together with the Confidentiality Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein. For the avoidance of doubt, this Agreement supersedes all prior or contemporaneous discussions, understandings and agreements (original or amended), whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Consultant may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of Company. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators and legal representatives of the parties.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, by overnight courier or sent by email, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of both parties, and no ambiguity shall be construed in favor of or against either party.

(h) Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures received by facsimile, PDF file or other electronic format (including DocuSign) shall be deemed to be original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and made it effective as of the Effective Date.

COMPANY:

ELEVAI LABS INC.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	CFO and Director

Address:	120 Newport Center Drive, Newport Beach, CA 92660, USA

CONSULTANT:

SANTORIO BIOMEDICAL, LLC

By:	/s/ Deniel Mero
Name:	Deniel Mero
Title:	Director

Address:	99 Wall St, Suite 1925, New York, NY, 10005

Business Tax ID:	37-2118799

EXHIBIT A

DESCRIPTION OF SERVICES

(1)	Discover, assess, and introduce biotechnology opportunities to the Company.

(2)	Advise the Board of Directors regarding certain strategic matters, including development of biotechnology pipeline assets, recruiting a contract research organization (CRO), assisting in efforts to recruit potential directors and team members to build the biotechnology division and forming a scientific advisory board.

(3)	Provide advice and support for investor relations and capital markets awareness by building marketing materials and generating a plan to circuit investment conferences with Company.

(4)	Strategize with Company IP lawyers to compose a patent portfolio.

(5)	The foregoing Services may be performed in the Consultant’s (or Consultant’s personnel) capacity as an officer of the Company, subject to terms and conditions to be agreed by the parties in writing.

EXHIBIT B

COMPENSATION

This Exhibit B sets forth the compensation to be paid in exchange for the performance of the Services specified in Exhibit A.

Consultant will be compensated with a monthly cash fee of $15,000 for Consultant’s fractional time of approximately 60%. In addition, the Company shall promptly (but no later than 5 business days from the issuance dates below (each an “Issuance Date”) take all required steps to issue shares of common stock of Elevai Labs Inc., par value $0.0001 per share (the “Shares”):

•	Effective Date: 612,500 Shares

•	August 1, 2024: 612,500 Shares

•	November 1, 2024: 612,500 Shares

•	February 2, 2025: 612,500 Shares

If this Agreement is terminated for any or no reason, Company shall issue the full number of Shares listed above immediately and use commercially reasonable efforts to register the Shares. For clarity, if this Agreement is terminated before the full 2,450,000 Shares have been issued to Consultant, Company will issue the full 2,450,000 Shares to Consultant immediately upon termination of Agreement; provided, however, that (notwithstanding the foregoing) Shares not previously issued or issuable by the Company hereunder shall no longer be issuable by the Company hereunder if, prior to the Issuance Date thereof as set forth above, the Consultant (or its personnel performing Services): (i) fundamentally or materially fails to perform the Services after being provided with written notice of such failure and a 30 day period to cure; (ii) stands convicted by a court of any fraud, theft, embezzlement or other criminal act of a similar nature; (iii) engages in an act of intentional and material dishonesty or fraud; or (iv) materially breaches of any material term of the Confidentiality Agreement.

Further Shares

Consultant agrees that it, together with its Affiliates, will in no event acquire or own any shares of common stock of Elevai Labs Inc., par value $0.0001 per share, other than the Shares issued to Consultant hereunder without the prior written consent of Company.

For purposes of the foregoing “Affiliate” means, with respect to Consultant, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with, Consultant. For the purposes of this definition, a person or entity shall be regarded as in control of or common control with Consultant if it or Deniel Mero owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest such person or entity, or if Consultant or Deniel Mero directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

Registration Rights

The Company agrees that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) (at Company’s sole cost and expense), within one year after the final issuance of Shares hereunder (the “One-Year Period”), a registration statement (the “Registration Statement”) registering the resale of such Shares issued to Consultant hereunder (“Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that: (i) if the Company shall during the One-Year Period file any registration statement for any other primary or secondary sale of shares of its common stock with the SEC, then such Registrable Securities shall be included therein (and such registration statement shall constitute the “Registration Statement” hereunder); and (ii) the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Consultant furnishing in writing to the Company such information regarding Consultant, the securities of Company held by Consultant and its affiliates and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, and provided that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as otherwise permitted by Consultant.

EXHIBIT C

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

ELEVAI LABS INC.

By:	/s/ Graydon Bensler
(Signature)
Name:	Graydon Bensler
Title:	CFO and Director

Address:	120 Newport Center Drive, Newport Beach, CA 92660 USA

CONSULTANT:

Santorio Biomedical, LLC

By:	/s/ Deniel Mero
Name:	Deniel Mero
Title:	Director

Address:	99 Wall St, Suite 1925, New York, NY, 10005

EXHIBIT A-1

LIST OF PRIOR INVENTIONS EXCLUDED UNDER SECTION 4(a)